                                                                   Exhibit 11.01

                  UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                COMPUTATION OF COMMON STOCK EARNINGS PER SHARE



                                                         Three Months Ended    Six Months Ended    Twelve Months Ended
                                                              June 30,             June 30,             June 30,
                                                         ------------------    ----------------    -------------------
(Unaudited, in thousands, except per share amounts)         1994      1993      1994      1993       1994      1993
                                                            ----      ----      ----      ----       ----      ----
Common Stock Earnings (Loss)..........................    ($3,320)  ($3,131)   $10,916   $10,192    $12,843   $12,370
Add:  Preference Stock Dividends......................       -           12       -           30       -           71
                                                          -------   -------    -------   -------    -------   -------
Common Stock Earnings (Loss) after Conversion.........    ($3,320)  ($3,119)   $10,916   $10,222    $12,843   $12,441
                                                          =======   =======    =======   =======    =======   =======

Average Number of Common Shares Outstanding
   During the Period..................................     10,369    10,162     10,350    10,126     10,309    10,063
Add:  Conversion of 11 1/2% Preference Stock**........       -         -          -         -          -         -
                                                          -------   -------    -------   -------    -------   -------
Average Number of Common Shares Outstanding
   after Conversion...................................     10,369    10,162     10,350    10,126     10,309    10,063
                                                          =======   =======    =======   =======    =======   =======
Common Stock Earnings (Loss) per Share:
   Primary............................................     ($0.32)   ($0.31)   $  1.05   $  1.01    $  1.25   $  1.23
                                                          =======   =======    =======   =======    =======   =======

   Fully Diluted......................................     ($0.32)   ($0.31)   $  1.05   $  1.01    $  1.25   $  1.24 *
                                                          =======   =======    =======   =======    =======   =======


 * This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
**  There was no 11-1/2% Preference Stock outstanding at June 30, 1994 and 1993.




                                      14